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                             PARKER, MILLIKEN, CLARK, O'HARA & SAMUELIAN
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                                     A PROFESSIONAL CORPORATION

                                          ATTORNEYS AT LAW

                                   333 SOUTH HOPE STREET, 27TH FLOOR        CLAUDE I. PARKER (1871-1952)
CHRISTOPHER P. O'CONNELL         LOS ANGELES, CALIFORNIA 90071-1488         JOHN B. MILLIKEN (1893-1981)
                                        TELEPHONE (213) 683-6500            RALPH KOHLMEIER (1900-1976)
                                                                            JOHN P. O'HARA (RETIRED
                                                                            FACSIMILE (213) 583-6569

                                                                            WRITER'S DIRECT DIAL NUMBER
                                             March 16, 2000                    (213)683-6678
                                                                               coconnell@pmcos.com
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First Investors Management Company, Inc.
95 Wall Street
New York, New York 10005-4297

Re:       First Investors Multi-State Insured Tax Free Fund
          -------------------------------------------------

Gentlemen:

      We hereby consent to the use of our name and the reference to our firm in Post-Effective Amendment No. 25 to the Registration Statement on Form N-1A of First Investors Multi-State Insured Tax Free Fund and the related Prospectus and Statement of Additional Information.

                                          Sincerely,

                                          PARKER, MILLIKEN, CLARK,
                                          O'HARA & SAMUELIAN


                                          By:   /s/ Christopher P. O'Connell
                                                ------------------------------
                                                Christopher P. O'Connell